For Immediate Release

Level One Bancorp, Inc. Completes $30.0 Million Subordinated Notes Offering

Farmington Hills, MI – December 19, 2019 – Level One Bancorp, Inc. (NASDAQ: LEVL) (“Level One”) announced today that it has issued $30.0 million aggregate principal amount of fixed-to-floating rate subordinated notes (the “Notes”) in a private placement transaction. Level One intends to use the net proceeds of the offering for general corporate purposes, including partially funding its pending acquisition of Ann Arbor State Bank.

The Notes mature December 18, 2029 and bear interest at an initial fixed rate of 4.75% per annum. From and including December 18, 2024 to but excluding the maturity date, the Notes will bear interest at a floating rate, reset quarterly. Level One will be entitled to redeem the Notes, in whole or in part, on any interest payment date on or after December 18, 2024, and to redeem the Notes in whole upon certain other events.

Performance Trust Capital Partners, LLC served as placement agent for the offering, and Barack Ferrazzano Kirschbaum & Nagelberg LLP provided legal counsel to Level One.

Special Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to Level One’s intended use of the net proceeds of the offering. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Level One’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Level One undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of Level One to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others: (i) the inability to complete the Level One’s proposed transaction with Ann Arbor Bancorp, Inc. and its wholly owned subsidiary, Ann Arbor State Bank; (ii) changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; (iii) changes in business plans as circumstances warrant; and (iv) other risks detailed from time to time in filings made by Level One with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

About Level One Bancorp, Inc.
Level One Bancorp, Inc. is the holding company for Level One Bank, a full-service commercial and consumer bank headquartered in Michigan with assets of approximately $1.51 billion as of September 30, 2019. The Company operates twelve banking centers throughout Southeast Michigan and West Michigan. Level One Bank's success has been recognized both locally and nationally as the U.S. Small Business Administration's (SBA) "Community Lender of the Year" and "Export Finance Lender of the Year" and one of S&P Global's Top 10 "Best-Performing Community Banks" in the nation. Level One's commercial division provides a menu of products including lines of credit, term loans, leases, commercial mortgages, SBA loans, export-import financing, and a full suite of treasury management and private banking services. The consumer division of fers personal savings and checking accounts and a complete array of consumer loan products including residential mortgages, home equity loans, auto loans, and credit card services. Level One Bank offers a variety of online banking services and a robust mobile banking application for individuals and businesses. Level One Bank offers the sophistication of a big bank, the heart of a community bank, and the spirit of an entrepreneur. For more information, visit www.levelonebank.com.

For further information:

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